Fifth Third Bank Auto Receivables Trust 1996-B             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Sep-97            30-Sep-97
Distribution Date:    15-Oct-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $11,956,222.24     $31.14865687
          Class B Certificate Amount     $899,930.71     $31.14809324

(ii)  Interest Distribution
          Class A Certificate Amount   $1,208,775.61      $3.14913323
          Class B Certificate Amount      $94,512.51      $3.27123460

(iii)  Servicing Fee                     $201,513.42      $0.48823816

(iv)  Class A Certificate Balance
         (after principal distributions)              $212,932,263.98
        Class A Pool Factor
         (after principal distributions)                    0.5547366
        Class B Certificate Balance
         (after principal distributions)               $16,027,682.58
        Class B Pool Factor
         (after principal distributions)                    0.5547447

(v)  Total Pool Balance
         (end of Collection Period)                   $228,959,946.57

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $289,302.58    $3,650,031.59
         Liquidation Proceeds            $114,913.53    $1,364,534.44
         Aggregate Net Losses            $174,389.05    $2,285,497.15

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)         $11,447,997.33

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)      $11,447,997.33